STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT Section 253

CERTIFICATE OF OWNERSHIP

MERGING

C2C CROWDFUNDING, INC.

INTO

IP TECHNOLOGY SERVICES, INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

IP Technology Services, Inc., a corporation incorporated on the 6th day of June 2007, A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of C2C CrowdFunding, Inc., a corporation incorporated on the 25th day of October, 2012, A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 25th day of October, 2012, A.D., determined to and did merge into itself said C2C CrowdFunding, Inc. which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of C2C CrowdFunding, Inc., a corporation organized and exiting under the laws of the State of Delaware, and

WHEREAS this corporation desires to merge into itself the said C2C CrowdFunding, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said C2C CrowdFunding, Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said C2C CrowdFunding, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

FURTHER RESOLVED that IP Technology Services, Inc. relinquishes its corporate name and assumes in place thereof the name C2C CrowdFunding, Inc.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 25th day of October, 2012, A.D.

By:/s/ Neil Rock
Authorized Officer

Name: Neil Rock
Print or Type
Title: President